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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary information statement         [ ]  Confidential, for use of the Commission
                                               only (Rule 14c-5(d)(2))
[X]  Definitive information statement

                                INFOTOPIA, INC.
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                (Name of Registrant as specified in its charter)

Payment of filing fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee previously paid with preliminary materials

Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule, or registration statement number:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

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                             INFORMATION STATEMENT

NOTE: WE ARE NOT ASKING YOU FOR A PROXY PURSUANT TO THIS INFORMATION STATEMENT, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished to the stockholders of Infotopia, Inc., a Nevada corporation (the "Company"), in connection with the adoption of a Certificate of Amendment to the Company's Articles of Incorporation (the "Amendment"), by the written consent of the holders of a majority in interest of the Company's voting capital stock (the "Voting Capital Stock"), which consists of the Company's outstanding Common Stock ("Common Stock"), par value $0.001 per share, and the Company's outstanding Preferred Stock ("Preferred Stock"), par value $0.001 per share. This Information Statement is first being sent or given to the holders of the Company's outstanding Common Stock and Preferred Stock on or about April 2, 2001. Each holder of record of shares of the Company's Common Stock and Preferred Stock at the close of business on March 22, 2001 is entitled to receive a copy of this Information Statement.

     The Board of Directors of the Company, by resolution on February 22, 2001, approved and recommended an increase in the Company's authorized capital stock, from 190,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, to 500,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock.

     The Board of Directors, by resolution on February 22, 2001, approved the form of amendment to the Company's Articles of Incorporation that would implement such increase in capital stock.

     The Board of Directors fixed the close of business on March 22, 2001 as the record date for the determination of stockholders entitled to receive notice of the amendment to the Company's Articles of Incorporation described above.

     On March 22, 2001, there were 189,996,005 shares of Common Stock outstanding, each entitled to one vote per share, and 10,000,000 shares of the Company's convertible preferred stock outstanding, consisting of 3.9 million shares of Convertible Preferred Stock, Series A, and 6.1 million shares of Convertible Preferred Stock, Series B, each entitled to twenty votes per share. Of such Series A preferred stock, approximately 2 million shares was sold, pursuant to subscription agreements, at a price of $1.40 per share, and the balance of approximately 1.9 million shares was issued to officers, directors and employees of the Company for services rendered. Of such Series B preferred stock, approximately 6.1 million shares was sold, pursuant to subscription agreements, for an aggregate consideration of $10,000.

     The corporate action to amend the Company's Articles of Incorporation was taken without a meeting by consent of the majority of the stockholders, in accordance with the provisions of Section 78.320 of the Nevada General Corporation Law. On March 22, 2001, the Amendment was approved by written consent of holder of the majority of the Company's Common Stock.

     Accordingly, all corporate actions necessary to authorize the amendment have been taken. In accordance with the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the authorization of the amendment to the Articles of Incorporation as set forth above will not become effective, until twenty (20) days after this Information Statement has been mailed to the Company's stockholders. Promptly following the expiration of this 20-day period, it is the Company's intention to file the amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada, which will be effective immediately.

     The Company's executive offices are located at 218 Tearall Road, Raynham, MA 02767.

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT
THE INCREASE IN THE COMPANY'S AUTHORIZED CAPITAL STOCK

  General

     As noted above, on February 22, 2001, the Company's Board of Directors approved, subject to stockholder approval, an amendment to the Company's Articles of Incorporation to increase the number of shares which the Company is authorized to issue, from 190,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, to 500,000,000 shares of Common Stock and 30,00,000 shares of Preferred Stock.

     The complete text of the amendment is attached hereto as Appendix A.

     Upon filing the amendment with the Secretary of State of the State of Nevada, the increase in the authorized capital stock of the Company will be effective. As noted above, in accordance with the regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the authoriza-
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tion of the amendment to the Articles of Incorporation as set forth above will not become effective, until twenty (20) days after this Information Statement has been mailed to the Company's stockholders. Promptly following the expiration of this 20-day period, it is the Company's intention to file the amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada, which will be effective immediately.

NO DISSENTERS' RIGHTS

     Pursuant to the provisions of the Nevada General Corporation Law, shareholders are not entitled to dissenters' rights of appraisal with respect to the amendment to the Company's Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 22, 2001, with respect to the beneficial ownership of shares of Common Stock and Preferred Stock by: (i) each person known by us to be the owner of more than 5.00% of the outstanding shares of Common Stock or Preferred Stock; (ii) each Director of the Company, and (iii) all executive officers and directors of the Company as a group:

NAME                                                POSITION            # SHARES COMMON       PERCENT
----                                          --------------------      ---------------       -------
Daniel Hoyng................................  Chairman/CEO &                  10,000            *
                                              Director
Ernest Zavoral..............................  President & Director                 0
Marek Lozowicki.............................  Vice President                       0
Clinton Smith...............................  Director                     1,000,000            *
All executive officers and Directors as a
  group (9 persons).........................                               1,534,000            *

SERIES A

NAME                                                POSITION          # SHARES PREFERRED A    PERCENT
----                                          --------------------    --------------------    -------
Daniel Hoyng................................  Chairman/CEO &                 631,522           16.19%
                                              Director
Ernest Zavoral..............................  President & Director           505,339           12.96%
Marek Lozowicki.............................  Vice President                 391,600           10.04%
Clinton Smith...............................  Director                        63,204           01.62%
Other executive officers....................                                 308,335           07.91%
All executive officers and Directors as a
  group (9 persons).........................                               1,900,000           48.72%
Thomson Kernaghan...........................                               2,000,000           51.28%
SERIES B
Gorda Investments, Ltd......................                               6,100,000          100.00%

Security Ownership Upon Exercise of All Conversion and Option Rights
---------------
* Less than 1%.

NAME                                                POSITION                 SHARES           PERCENT
----                                          --------------------    --------------------    -------
Daniel Hoyng................................  Chairman/CEO &              14,640,440            3.16%
                                              Director
Ernest Zavoral..............................  President & Director        12,106,780            2.61%
Marek Lozowicki.............................  Vice President               9,408,861            2.03%
Clinton Smith...............................  Director                     1,264.080             .27%
Other executive officers....................                               6,166,700            1.33%
All executive officers and Directors as a
  group (9 persons).........................                              43,586,861            9.41%

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PRINCIPAL EFFECTS OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

     After the amendment to the Articles of Incorporation becomes effective, the Company will have authorized 500,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. This change does not affect the relative rights or privileges of the holders of the currently outstanding Common Stock, and the newly authorized shares of Common Stock shall have the same rights as the presently authorized shares of Common Stock.

     There can be no assurances, nor can the Board of Directors of the Company predict, what effect, if any, the increase in authorized Common Stock will have on the market price of the Company's Common Stock.

     The increase in the authorized number of shares of the Company's Common Stock could have an anti-takeover effect, although that is not the intention of the Company. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's stockholders to realize a higher price for their shares than might be generally available in the public markets. The Company's Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the amendment to the Articles of Incorporation of the Company is not being effectuated with the intent that it be used as a type of anti-takeover device. There are currently no plans, understandings, arrangements or agreements concerning the issuance of additional shares of the Company's Common Stock.

REASON FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION

     In unanimously recommending the Amendment to increase the authorized capital stock of the Company, the Company's Board of Directors was principally influenced by the Company's need to have available sufficient authorized capital stock to give the Company the ability to raise the substantial additional capital it may require, and from time to time will continue to require, to maintain its operations and implement its business plan.

NO DISSENTER'S RIGHTS

     Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Articles of Incorporation to restructure the capitalization of the Company.

                                          By Order of the Board of Directors

                                         [/s/ Daniel Hoyng]
                                          Daniel Hoyng

                                          Chairman, CEO and Director

                                   APPENDIX A

          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                      INFOTOPIA, INC. (THE "CORPORATION")

I, ____________, the ____________ of the Corporation, do hereby certify that:

1. The original articles of the Corporation were filed with the Office of the Secretary of State on April 28, 1998.

2. As of the date of this certificate, ____________ shares of the Corporation's common stock, par value $.001, have been issued, and ____________ shares of the Corporation's Convertible Preferred Stock, Series A, par value $.001, have been issued, and ____________shares of the Corporation's Convertible Preferred Stock, Series B, par value $.001, have been issued.

3. Pursuant to a consent of the shareholders in lieu of a meeting, in which ____________ votes (____________ shares of common stock having one vote per share, and ____________ shares of preferred stock, having 20 votes per share), which represent ____% of the voting shares of the Corporation, approved the action taken by the Board of Directors of the Corporation with respect to the following amendment to the Corporation's articles, the following amendment is hereby adopted as an amendment to the Corporation's articles:

Article Three:

The total authorized capitalization of this Corporation shall be Five Hundred Million (500,000,000) shares of Common Stock, with a par value of $.001, and Thirty Million (30,000,000) shares of Preferred Stock, with a par value of $.001, which shall each carry full voting power. All stock may be issued in exchange for consideration deemed, by the Board of Directors, to have a fair value, and may consist of cash, services, or other assets. Upon issuance, all stock shall be fully paid and non-assessable.

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State of ____________

County of __________

On __________, 2001, personally appeared before me, a notary public, ____________, who acknowledged that ____________ is the ____________ of
Infotopia, Inc., and that ____________ executed the above instrument in that capacity.

------------------------------------

State of ____________

County of __________

On __________, 2001, personally appeared before me, a notary public, ____________, who acknowledged that ____________ is the ____________ of
Infotopia, Inc., and that ____________ executed the above instrument in that capacity.

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